Exhibit 99.1
Presidential Realty Corporation                                  NEWS
180 South Broadway
White Plains, N.Y. 10605         (914) 948-1300

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                                                        FOR IMMEDIATE RELEASE
                                                        White Plains, New York
                                                        November 21, 2008

Jeffrey Joseph, President of Presidential Realty Corporation (the "Company"), a real estate investment trust whose shares are traded on the NYSE Alternext US (PDLA and PDLB), announced today that on November 20, 2008 the Company purchased in a private transaction 102,895 shares of its Class B Common Stock from an investor for a purchase price of $2.275 per share, which was $.125 below the closing price for the Company's Class B Common Stock on the NYSE Alternext US on November 19, 2008. Mr. Joseph reported that the Board of Directors of the Company believes that the purchase of a block of the Company's shares at the $2.275 price is an appropriate use of the Company's cash available for investment and in the best interest of all of the shareholders of the Company.


Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

   o generally adverse economic and business conditions, which may, among other things, (a) affect the demand for retail and office space at properties owned by the Company or which are security for loans made by the Company, (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties, and (c) affect consumer demand for the products offered by the tenants at the malls owned by the joint ventures in which the Company is a member, which adversely affects the operating results and valuations of such malls;

   o adverse changes in the real estate markets, including a severe tightening of the availability of credit, which may adversely affect the ability of the Company or the joint ventures in which the Company is a member to sell, or refinance the mortgages on, their properties and which may also affect the ability of prospective tenants to rent space at these properties;

   o     general risks of real estate development, ownership and operation;

   o     governmental actions and initiatives; and

   o     environmental and safety requirements.

Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the Company's 2007 Annual Report on Form 10-KSB and subsequent quarterly reports on Form 10-Q. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.



For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number